                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          P. H. GLATFELTER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              P.H. Glatfelter logo

                            P. H. GLATFELTER COMPANY
                             228 SOUTH MAIN STREET
                        SPRING GROVE, PENNSYLVANIA 17362

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 22, 1998

                             ---------------------

TO THE SHAREHOLDERS:

     The annual meeting of shareholders of P. H. Glatfelter Company will be held at the Company's principal office, 228 South Main Street, Spring Grove, Pennsylvania, on Wednesday, April 22, 1998 at 10:00 A.M. for the following purposes:

          1. To elect three members of the Board of Directors to serve for full three-year terms expiring in 2001;

          2. To consider two shareholder proposals; and

          3. To transact such other business as may properly come before the Meeting.

     Only holders of Common Stock of record on the transfer books of the Company at the close of business on February 25, 1998 will be entitled to notice of and to vote at the Meeting.

     It is important that your shares be represented and voted at the Annual Meeting. Whether or not you currently intend to be present personally at the Annual Meeting, you are urged to complete, date, sign and return the accompanying proxy in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. You may still vote in person if you do attend the Annual Meeting.

                                            R. S. Wood signature
                                            R. S. WOOD,
                                            Secretary

March 13, 1998

                            P. H. GLATFELTER COMPANY

                                PROXY STATEMENT

                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of P. H. Glatfelter Company (the "Company"), 228 South Main Street, Spring Grove, Pennsylvania 17362, in connection with the 1998 annual meeting of shareholders of the Company (the "Annual Meeting" or "Meeting"). Copies of this proxy statement and the accompanying proxy are being mailed to the holders of Common Stock on or after March 13, 1998. The proxy may be revoked by a shareholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by appearing at the Meeting and voting in person or by the timely submission of a properly executed later dated proxy. The expense of this solicitation will be paid by the Company. Some of the officers and other employees of the Company may solicit proxies personally and by telephone.

     Holders of Common Stock of record at the close of business on February 25, 1998 will be entitled to one vote per share so held of record on all business of the Meeting, except that the holders have cumulative voting rights in elections of directors. Therefore, each shareholder is entitled to as many votes in the election of directors of each class as shall equal the number of his shares of Common Stock multiplied by the number of directors of such class to be elected. A shareholder may cast all such votes for a single nominee or may distribute them between two or more nominees within such class as he sees fit. The Company had 42,164,404 shares of Common Stock outstanding on the record date. Under Pennsylvania law and the by-laws of the Company, the presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of consideration and action on such matter. If the proxy is signed and returned without directions, the shares will be voted as indicated in the Proxy Statement by the persons named in the accompanying proxy. The votes will be counted by judges of election appointed by the Company.

                             ELECTION OF DIRECTORS

     Three directors are to be elected at the Annual Meeting to serve three-year terms expiring on the date of the 2001 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of Roger S. Hillas, Paul
R. Roedel and John M. Sanzo for terms expiring in 2001, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. Messrs. Hillas, Roedel and Sanzo are currently directors of the Company. The persons named in the proxy will have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable. The three nominees for election as directors for terms expiring in 2001 receiving the highest number of votes cast by shareholders entitled to vote thereon, will be elected to serve on the Board of Directors. Votes that are withheld will be counted in determining the presence of a quorum, but will have no effect on the vote. The Board of Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the Meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors unless the Board of Directors reduces the number of directors accordingly.

     The following table sets forth information as to the nominees and the other persons who are to continue as directors of the Company after the Annual Meeting. The offices referred to in the table are offices of the Company unless otherwise indicated. For information concerning the number of shares of Common Stock of the Company owned by each director and all directors and officers as a group as of February 25, 1998, see "Ownership of Common Stock."

                                     YEAR FIRST               PRINCIPAL OCCUPATION AND
                                     ELECTED A               BUSINESSES DURING LAST FIVE
           NAME               AGE     DIRECTOR             YEARS AND CURRENT DIRECTORSHIPS
           ----               ---    ----------            -------------------------------
Nominees to be elected for terms expiring in 2001:

Roger S. Hillas                70       1964       Retired; Chairman and Chief Executive Officer,
                                                   Meritor Savings Bank, prior to December 1992;
                                                   Director of Consolidated Rail Corporation, Toll
                                                   Bros., Inc. and The Bon-Ton Stores, Inc.

Paul R. Roedel                 70       1992       Retired; Chairman and Chief Executive Officer,
                                                   Carpenter Technology Corporation, manufacturer
                                                   of specialty metals, prior to July 1992;
                                                   Director of GPU, Inc.

John M. Sanzo                  48       1992       Private Financial Consultant since June 1994;
                                                   President, Edison Control Corporation,
                                                   manufacturer of circuit indicators for electric
                                                   utility industry, from November 1991 to June
                                                   1994; Managing Director, The First Boston
                                                   Corporation, an investment bank, prior to
                                                   August 1991

Directors continuing for terms expiring in 2000:

Robert E. Chappell             53       1989       Chairman and Chief Executive Officer, Penn
                                                   Mutual Life Insurance Company since January 1,
                                                   1997; President and Chief Executive Officer,
                                                   Penn Mutual Life Insurance Company from April
                                                   1, 1995 to December 31, 1996; President and
                                                   Chief Operating Officer, Penn Mutual Life
                                                   Insurance Company from January 1994 to April
                                                   1995; Executive Vice President, PNC Bank Corp.
                                                   (formerly PNC Financial Corp.), a bank holding
                                                   company, from January 1992 to December 1993;
                                                   Director of Quaker Chemical Corporation

George H. Glatfelter II(1)     46       1992       Senior Vice President since September 1995;
                                                   Vice President--General Manager, Glatfelter
                                                   Paper Division from May 1993 to September 1995;
                                                   General Manager, Glatfelter Paper Division
                                                   prior to May 1993

Thomas C. Norris               59       1976       Chairman, President and Chief Executive Officer

Richard L. Smoot               57       1994       President and Chief Executive Officer, PNC
                                                   Bank, National Association, Philadelphia/South
                                                   Jersey markets since October 1995; President
                                                   and Chief Executive Officer, PNC Bank, National
                                                   Association, Philadelphia prior to October
                                                   1995; Director of Philadelphia Suburban
                                                   Corporation

                                     YEAR FIRST               PRINCIPAL OCCUPATION AND
                                     ELECTED A               BUSINESSES DURING LAST FIVE
           NAME               AGE     DIRECTOR             YEARS AND CURRENT DIRECTORSHIPS
           ----               ---    ----------            -------------------------------
Directors continuing for terms expiring in 1999:

Nicholas DeBenedictis          52       1995       Chairman and Chief Executive Officer of
                                                   Philadelphia Suburban Corporation since May
                                                   1993; President and Chief Executive Officer of
                                                   Philadelphia Suburban Corporation and Chairman
                                                   of Philadelphia Suburban Water Company from
                                                   July 1992 to May 1993; Director of Philadelphia
                                                   Suburban Corporation, Met-Pro Corp. and
                                                   Provident Mutual Life Insurance Company

George H. Glatfelter(1)        71       1970       Retired; former Vice President--Manufacturing,
                                                   Spring Grove Mill

M. A. Johnson II               64       1970       Retired; former Executive Vice President,
                                                   Treasurer and Chief Financial Officer

Richard W. Kelso               60       1997       President and Chief Executive Officer, PQ
                                                   Corporation, a manufacturer of industrial
                                                   inorganic chemicals; Director of SPS
                                                   Technologies and PQ Corporation

---------------
(1) George H. Glatfelter II is the son of George H. Glatfelter.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

BOARD OF DIRECTORS

     The Board of Directors held seven meetings during 1997. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board of Directors and committees thereof on which he served in 1997. The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Employee Benefits Committee. The members of all of these committees are appointed by the Board.

COMMITTEES

  Executive Committee

     The Executive Committee consists of five members of the Board: G. H. Glatfelter, R. S. Hillas, M. A. Johnson II, T. C. Norris and R. L. Smoot. The Executive Committee has the authority to exercise all of the powers of the Board of Directors between meetings of the Board, except the power to amend the Company's By-Laws, submit matters to shareholders for approval, create or fill vacancies in the Board of Directors and repeal or modify any prior action of the Board of Directors that by its terms can be repealed or amended only by the Board. The Executive Committee held no meetings during 1997.

  Audit Committee

     The Audit Committee consists of five members of the Board: R. E. Chappell,
N. DeBenedictis, R. S. Hillas, P. R. Roedel and J. M. Sanzo, none of whom are members of the Company's management. Generally, the Audit Committee (i) recommends to the Board of Directors the independent accountants to be appointed for the Company, (ii) meets with the independent accountants, the chief internal auditor and corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent accountants and internal auditors, including in the case of the independent accountants, the fees for such services and (iii) reviews and reports on the results of such audits to the Board of Directors. The Audit Committee held one meeting during 1997.

     In accordance with the recommendations of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its consolidated subsidiaries for the year ending December 31, 1998. A representative of Deloitte & Touche is expected to attend the Annual Meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  Compensation Committee

     The Compensation Committee consists of five members of the Board: N. DeBenedictis, R. S. Hillas, R. W. Kelso, P. R. Roedel and R. L. Smoot. The responsibilities of the Compensation Committee are described below (see "Report of Compensation Committee on Executive Compensation"). The Compensation Committee held three meetings during 1997.

  Finance Committee

     The Finance Committee consists of six members of the Board: R. E. Chappell,
G. H. Glatfelter II, M. A. Johnson II, R. W. Kelso, T. C. Norris and J. M. Sanzo. The Finance Committee is responsible for overseeing the Company's financial affairs and recommending such financial actions and policies, including those with respect to dividends, as are most appropriate to accommodate the Company's strategic and operating strategies while maintaining its sound financial condition. The Finance Committee held five meetings during 1997.

  Nominating Committee

     The Nominating Committee consists of four members of the Board: R. S. Hillas, T. C. Norris, J. M. Sanzo and R. L. Smoot. The responsibilities of the Nominating Committee include the identification and recruitment of effective candidates for nomination as directors and officers of the Company. The Nominating Committee held three meetings during 1997. The Nominating Committee will consider as nominees for election to the Board persons recommended by the holders of Common Stock of the Company. Any shareholder desiring to recommend a nominee for election at the 1999 annual meeting of shareholders should submit such nomination in writing to the Secretary of the Company by November 13, 1998.

  Employee Benefits Committee

     The Employee Benefits Committee consists of two members of the Board, G. H. Glatfelter II and T. C. Norris, and three officers or employees of the Company,
D. H. Landis, R. P. Newcomer and R. S. Wood. The responsibilities of the Employee Benefits Committee include the general overview of the provisions of various pension plans of the Company and periodic review of pension fund performance. The Employee Benefits Committee is also responsible for administering the Company's various profit sharing, 401(k) savings and stock ownership plans and for conducting a periodic review of profit sharing and savings plan fund performance. The Employee Benefits Committee held two meetings during 1997.

COMPENSATION OF DIRECTORS

     Non-employee directors are paid a retainer fee of $7,500. In addition, non-employee directors are paid $1,000 for every board meeting attended plus $500 for every committee meeting attended. Non-employee committee chairpersons also receive an annual committee-related retainer of $1,000.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation from the Company and its subsidiaries which was awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers in 1997:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                              -----------------------------------------
                                      ANNUAL COMPENSATION              AWARDS                PAYOUTS
                                    -----------------------   -------------------------   -------------
        NAME AND                                               RESTRICTED    SECURITIES
        PRINCIPAL          FISCAL                                STOCK       UNDERLYING       LTIP            ALL OTHER
        POSITION            YEAR    SALARY($)   BONUS($)(1)   AWARDS($)(2)    OPTIONS     PAYOUTS($)(3)   COMPENSATION($)(4)
-------------------------  ------   ---------   -----------   ------------   ----------   -------------   ------------------
T. C. Norris.............   1997     409,250      274,807          0          100,000         317,500            4,775
  Chairman, President       1996     390,002      399,483          0                0       1,662,500            4,525
  and Chief Executive       1995     355,052      370,964          0                0               0           10,567
  Officer

R. P. Newcomer...........   1997     191,880       97,596          0           12,930               0            4,750
  Senior Vice President     1996     167,880      143,069          0           13,450               0            4,500
  and Chief Financial       1995     140,277      191,914          0           18,230               0            4,122
  Officer

G. H. Glatfelter II......   1997     191,580       97,468          0           12,930               0                0
  Senior Vice President     1996     177,330      143,837          0           13,450               0                0
                            1995     157,593      152,416          0           15,580               0                0

J. F. Myers..............   1997     192,000       77,218          0            8,760               0            4,482
  Vice President--          1996     182,952      113,348          0            9,115         831,250            4,498
  Manufacturing             1995     166,320      191,953          0           18,230               0            4,990
  Technology

E. J. Gillis.............   1997     168,900       63,647          0            6,510               0            2,379
  Vice President--          1996     159,336       58,281          0           11,775         532,000            4,500
  Marketing, Glatfelter     1995     144,852      132,077          0           13,550               0            4,345
  Paper Division

---------------
(1) Reflects distributions under a broad-based profit sharing plan payable to all salaried employees and bonuses under the Management Incentive Plan for executive officers and other senior level employees.

(2) At December 31, 1997, Mr. Norris held restricted stock awards for 40,000 shares of common stock, 20,000 shares of which will vest on each of May 1, 1998 and May 1, 1999 pursuant to the 1988 Restricted Common Stock Award Plan (the "1988 Plan"). At December 31, 1997, the fair market value of the shares subject to awards held by Mr. Norris was $745,000. No dividends are paid on shares subject to restricted stock awards which have not vested. The table does not include performance shares described under "Long-Term Incentive Plan Awards."

(3) For 1997, reflects payouts of awards made in 1991, which vested on May 1, 1997 pursuant to the 1988 Plan. For 1996, reflects payouts of awards made in 1988, which vested on May 1, 1996 pursuant to the 1988 Plan.

(4) Other compensation reported for 1997 represents (a) matching contributions under the Company's 401(k) Savings Plan and (b) in the case of Mr. Norris, the $25 payable to him as an employee at the Company's Spring Grove Mill with service in excess of 25 years.

OPTION GRANTS

     The following table sets forth information concerning the number of options granted during 1997 and the value of unexercised options to purchase Common Stock held by the named executive officers at December 31, 1997. Under the terms of the stock options granted during 1997, none of the options were exercisable until 1998.

                             OPTION GRANTS IN 1997

                                     NUMBER OF        % OF
                                     SECURITIES       TOTAL                                   GRANT
                                     UNDERLYING      OPTIONS                                  DATE
                                      OPTIONS      GRANTED TO     EXERCISE                   PRESENT
                                      GRANTED       EMPLOYEES       PRICE      EXPIRATION     VALUE
               NAME                    (#)(1)      DURING 1997    ($/SH)(1)       DATE       ($#)(2)
               ----                  ----------    -----------    ---------    ----------    -------
T. C. Norris.......................   100,000         28.3          17.88       12/31/06     482,000
R. P. Newcomer.....................    12,930          3.7          17.88       12/31/06      62,323
G. H. Glatfelter II................    12,930          3.7          17.88       12/31/06      62,323
J. F. Myers........................     8,760          2.5          17.88       12/31/06      42,223
E. J. Gillis.......................     6,510          1.8          17.88       12/31/06      31,378

---------------

(1) Options granted to Mr. Norris became exercisable in full on January 1, 1998. Upon retirement Mr. Norris may exercise options until the first to occur of five years from the date of such retirement or December 31, 2006. Options granted to the other named executive officers are exercisable with respect to 25% of the total number of shares subject to option on each of January 1, 1998 and January 1 of the following three years, provided the grantee of the option has been continuously employed by the Company since the date of grant.

(2) The estimated present value at grant date of options granted during 1997 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise: ten years; a risk-free interest rate of 6.58%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 24.6%; and a dividend yield of 3.92%, representing the current $0.70 per share annualized dividends divided by the fair market value of the Common Stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

YEAR-END OPTION VALUES

     The following table sets forth information concerning options exercised in 1997 and the value of unexercised options to purchase Common Stock held by the named executive officers at December 31, 1997.

                      AGGREGATED OPTION EXERCISES IN 1997
                     AND OPTION VALUES AT DECEMBER 31, 1997

                                                                                      VALUE OF UNEXERCISED
                                                        NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                        SECURITIES UNDERLYING              OPTIONS AT
                           SHARES                        OPTIONS AT 12/31/97             12/31/97($)(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   -----------   -----------   -------------   -----------   -------------
T. C. Norris...........       0            n/a         45,000         100,000        29,531         75,000
R. P. Newcomer.........       0            n/a         37,478          32,132        28,751         31,921
G. H. Glatfelter II....       0            n/a         36,153          30,807        27,674         30,844
J. F. Myers............       0            n/a         36,394          24,711        27,159         24,016
E. J. Gillis...........       0            n/a         29,719          22,116        23,618         25,351

---------------

(1) Value is measured by the difference between the closing price for the Company's Common Stock on the American Stock Exchange on December 31, 1997 and the exercise price of the option.

LONG-TERM INCENTIVE PLAN AWARDS

     The following table sets forth information concerning the number of performance shares granted in 1997 under the Company's 1992 Key Employee Long-Term Incentive Plan.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1997

                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                      NUMBER OF      PERFORMANCE OR       NON-STOCK PRICE BASED PLAN
                                    SHARES, UNITS     OTHER PERIOD     ---------------------------------
                                      OR OTHER      UNTIL MATURATION   THRESHOLD    TARGET      MAXIMUM
               NAME                   RIGHTS(1)       OR PAYOUT(2)     SHARES(#)   SHARES(#)   SHARES(#)
               ----                 -------------   ----------------   ---------   ---------   ---------
T. C. Norris......................          0                --             --          --          --
R. P. Newcomer....................      3,720           4 years            930       3,720       7,440
G. H. Glatfelter II...............      3,720           4 years            930       3,720       7,440
J. F. Myers.......................      2,520           4 years            630       2,520       5,040
E. J. Gillis......................      1,930           4 years            483       1,930       3,860

---------------

(1) Performance shares awarded in 1997 under the 1992 Key Employee Long-Term Incentive Plan will be paid at the end of the performance period in amounts based upon the Company's success in achieving certain performance goals, which are a combination of (i) return on average shareholders' equity and
    (ii) pre-tax earnings growth for the period. Payouts of earned performance shares will be made in common stock of the Company. The performance shares will be forfeited upon termination of a participant's employment with the Company during the performance period for any reason other than death or disability.

(2) The performance period is from January 1, 1997 to December 31, 2000.

EMPLOYEE BENEFIT PLANS

  Salary Continuation Plan

     The Company has a Salary Continuation Plan which provides for the payment for ten years following the retirement or death of the participant of an amount which on an actuarial basis as computed in 1987, was expected to equal the difference between 55% of the participant's then projected compensation at age 60 and the sum of then projected Social Security and Company pension plan retirement benefits to which the participant is entitled. If the participant dies prior to retirement, the benefits are payable to the participant's beneficiary. Compensation for purposes of the Salary Continuation Plan generally includes salary plus cash received and deferred compensation accrued under the Company's Management Incentive Plan and the former Salaried Employees' Profit Sharing Plan and Company contributions under the Employee Stock Purchase Plan. The Company has purchased insurance on the lives of the participants to provide funds to help offset the costs of benefits payable under the Plan. T.C. Norris is the only active employee who participates in the Plan.

  Pension Plan

     Officers and directors who are full time employees of the Company participate in the P.H. Glatfelter Company Retirement Plan for Salaried Employees (the "Pension Plan"). Benefits payable under the Pension Plan are based upon years of service and average annual compensation for the five consecutive calendar years during the ten years preceding the year of retirement that yield the highest average. Retirement benefits under the Pension Plan are not subject to any deduction for Social Security benefits. Retirement benefits accrued under the Pension Plan for Employees of the Ecusta Division are reduced by any pension benefits payable under a pension plan maintained by a predecessor employer. Annual compensation for purposes of the Pension Plan generally includes salary as listed in the Summary Compensation Table on page 5 ("Compensation Table") plus bonus listed in the Compensation Table for the prior year. To the extent deferral of an award under the Company's Management Incentive Plan causes a reduction in a participant's pension under the Pension Plan, the Management Incentive Plan provides a pension supplement.

     Employees in the Spring Grove Division who earned a vested benefit under the Pension Plan before May 1, 1970 may receive a benefit, if greater than the usual benefit, which does not give effect to years of service, and is based on plan earnings, which consist of the sum of average compensation in excess of annual base salary for the five year period prior to the year of actual retirement, or, if earlier, the year in which the employee attains age 60, and the annual base salary as of the April 30th closest to the retirement date or, if earlier, the April 30th closest to the 60th birthday. Annual compensation for such participants generally means the salary and bonus amounts listed in the Compensation Table.

     The Company has a Supplemental Executive Retirement Plan ("SERP") which provides participants with pension benefits that would have been payable under the Pension Plan but for certain legal limits. The benefits payable under the SERP to each participant are equal to the difference between the benefits that would have been payable under the Pension Plan in the absence of any legal limits and the benefits actually payable under the Pension Plan. Participants may elect to receive the benefits in any form permitted under the Pension Plan, or in the form of a single sum.

     The following table shows the estimated annual retirement benefits payable in the form of a single life annuity at normal retirement age under the Pension Plan, the SERP and the pension supplement provided under the Management Incentive Plan.

                               PENSION PLAN TABLE

         AVERAGE
         ANNUAL            ESTIMATED ANNUAL RETIREMENT BENEFIT BASED ON YEARS OF SERVICE
     FIVE YEAR PLAN        -------------------------------------------------------------
     COMPENSATION($)          15           20           25           30           35
     ---------------       ---------    ---------    ---------    ---------    ---------
   125,000...............    25,782       34,376       42,970       46,095       49,220
   150,000...............    31,032       41,376       51,720       55,470       59,220
   175,000...............    36,282       48,376       60,470       64,845       69,220
   200,000...............    41,532       55,376       69,220       74,220       79,220
   250,000...............    52,032       69,376       86,720       92,970       99,220
   300,000...............    62,532       83,376      104,220      111,720      119,220
   400,000...............    83,532      111,376      139,220      149,220      159,220
   500,000...............   104,532      139,376      174,220      186,720      199,220
   600,000...............   125,532      167,376      209,220      224,220      239,220
   700,000...............   146,532      195,376      244,220      261,720      279,220
   800,000...............   167,532      223,376      279,220      299,220      319,220

The following executive officers who participate in the Pension Plan had the indicated credited years of service at December 31, 1997: T. C. Norris: 38 years, R. P. Newcomer: 25 years, G. H. Glatfelter II: 21 years, J. F. Myers: 30 years, and E. J. Gillis: 24 years.

     Of the named executive officers at December 31, 1997, Mr. Norris and Mr. Myers earned a vested benefit under the Pension Plan before May 1, 1970 and their accrued benefits at age 65 in the form of a single life annuity under such plan, calculated without respect to service, were $243,449 and $100,909 per year, respectively, which exceeds the benefit that each of them would be entitled to receive under the above table.

     The Company has a Supplemental Management Pension Plan which provides for the payment of an early retirement supplement to any participant who retires before reaching age 65 and elects to defer receipt of benefits under the Pension Plan until he reaches age 65 or, if earlier, until the first day of the 36th month following his retirement. The monthly payment equals the monthly amount calculated for the participant under the Pension Plan and the SERP, but with the addition of three years to the participant's age. Payments end when the participant or the participant's beneficiary begins to receive payments under the Pension Plan or, if there is no beneficiary, at death.

                        COMPENSATION COMMITTEE INTERLOCK
                           AND INSIDER PARTICIPATION

     The Compensation Committee consists of five members of the Board of
Directors: P. R. Roedel (Chairman), N. DeBenedictis, R. S. Hillas, R. W. Kelso and R. L. Smoot.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and approves the elements of the Company's executive compensation program and assesses the effectiveness of the program as a whole. The Compensation Committee's responsibilities include: (i) reviewing annually (A) with the Company's Chief Executive Officer, T. C. Norris, the job performance of corporate officers and key senior management employees of the Company and (B) the job performance of the Company's Chief Executive Officer as measured against financial and other objectives and the Company's achievements as compared to certain other companies in the paper and forest products industry, (ii) reviewing and establishing the level of salaries and benefits for the Chief Executive Officer, other corporate officers and other key senior management employees of the Company, including but not limited to benefits under the Company's long-term incentive plan, profit sharing plan, defined benefit and contribution plans and other welfare benefit plans, and (iii) reviewing and approving the participants in, and the operating rules for awards under, the Company's Management Incentive Plan.

     The Compensation Committee from time to time reviews the Company's entire executive compensation structure through an examination of compensation information for comparable companies and certain broader-based data, including data relating to the geographic areas in which the Company has facilities, compiled by the Company and by compensation and other consulting firms. As used herein, comparable companies refer to other companies in the paper and forest products industry (both publicly and privately owned) selected by management as being the companies in the industry which on an overall basis are most similar to the Company in relation to size, products and financial and other characteristics and in certain cases to general industry and nondurable manufacturing companies of roughly the same revenue size as the Company. Certain of the comparable companies are included in the Dow Jones Paper Products Industry Group and/or the S&P 500, and therefore are represented in the Stock Performance Chart below. In examining the compensation paid by the comparable companies, the Compensation Committee does not analyze the stock performance of such companies, but does examine their general financial performance.

     Executive Compensation Policies. The Compensation Committee has generally structured the Company's executive compensation program (i) to be competitive with compensation programs of comparable companies to enable the Company to attract, retain and motivate a highly qualified executive management team, (ii) to provide a significant portion of variable-based compensation that is contingent upon objectively-measured performance to align executive officers' interests with those of the Company's shareholders, and (iii) to include appropriate and flexible design features in such programs which will be responsive to the peculiarities of the paper industry and to the changing needs of the Company. The elements of the Company's executive compensation program are salary, annual incentive compensation, long-term incentive compensation and other benefits. From time to time the Compensation Committee solicits the advice of compensation and other consulting firms to evaluate the Company's executive compensation program in order to ensure that such program is competitive with compensation programs of comparable companies.

     The Compensation Committee intends that awards made under the Long-Term Incentive Plan and the Management Incentive Plan will qualify as performance-based compensation that will be deductible for federal income tax purposes under Section 162(m) of the Code.

     Salary. The Company's policy is to pay fair salaries at levels which are sufficient to attract and retain high caliber individuals based on the relative value of each position, as measured against comparable companies. The Compensation Committee assigns each executive position a salary range based on the salary level for similar positions at comparable companies. Ranges are adjusted by the Compensation Committee periodically.

     Generally, executive officer salaries are reviewed and approved annually. The salary for each executive is set by the Compensation Committee after an assessment of his or her performance and the relation of his or her salary to the midpoint for the relevant salary range, as well as the Company's financial results and general economic conditions. The factors that were considered in granting salary increases to executive officers for 1997 were as follows: (i) the Company's financial performance in 1996, (ii) the salary levels for a number of the executive officers were significantly below the midpoint salary levels of the salary grades for their respective positions and the midpoint salary levels for positions of similar scope and responsibility at comparable companies and,
(iii) the Compensation Committee's assessment of the officer's performance as evaluated and reported to the Compensation Committee by the Chief Executive Officer.

     Annual Incentive Compensation. The Compensation Committee establishes incentive bonus opportunities designed to encourage greater efforts on the part of key salaried employees to increase the profits of the Company. The incentive bonus opportunities potentially represent a significant portion of total compensation and are intended to correlate with the financial performance of the Company or one or more divisions thereof. The underlying objectives of the Company's Management Incentive Plan are to assure that incentive bonus awards are at risk annually, to reward key mill management personnel on the basis of both mill and corporate financial results and to provide an incentive bonus award structure for key salaried employees of the Company that is similar to that of comparable companies.

     To establish financial targets for payment of incentive awards, the Company and each of its mills are treated as separate profit centers. In addition, the Glatfelter Paper Group profit center represents a combination of the Spring Grove and Neenah mill profit centers. The incentive bonus award for all profit centers, exclusive of the Corporate profit center, is based on a combination of the return on capital employed (as defined for each of the individual mill profit centers) and the return on shareholders' equity (as defined) of the Company. The incentive bonus award for the Corporate profit center is based solely on return on shareholders' equity (as defined) of the Company.

     The Compensation Committee establishes maximum, target and minimum financial objectives to be achieved for each profit center each year. Under the Plan, when establishing such financial objectives, the Compensation Committee considers the current economic climate, the forecast for the Company's business and the historical financial results of the Company. This methodology is intended to induce management to enhance the profitability of the Company throughout the full business cycle, and therefore to provide value to the shareholders of the Company. The Compensation Committee believes that executive officers should not receive any incentive bonus if the Company does not achieve annually established minimum financial objectives. If the minimum financial objectives are achieved, the incentive award for an executive officer would be determined by multiplying a percentage derived from the financial performance of such officer's respective profit center by the midpoint of the salary range for such officer.

     The financial performance of the Company's Corporate profit center for 1997, which is the relevant profit center for all but one of the named executive officers, was halfway between the minimum and the target financial objectives established by the Compensation Committee. The financial performance for the Glatfelter Paper Group profit center for 1997, which is the relevant profit center for Mr. Gillis, was slightly lower than the target financial objectives established by the Compensation Committee. The incentive bonus payments for certain named executive officers were higher on a relative basis for 1996 as compared to 1995 due to such officers' promotions in October 1995 (i.e. their midpoint base salary, which is used in determining their incentive awards, was higher in 1996 than in 1995).

     Long-Term Incentive Compensation. The Company's Long-Term Incentive Plan enables the Company to offer key employees equity interests in the Company and other incentive awards, including performance-based stock incentives. Certain features of the Plan (i.e. stock options, performance shares, performance units and restricted stock) are similar to long-term incentives offered by many of the comparable companies. The primary purposes of the Plan are to (i) attract, retain, motivate and reward key employees, (ii) provide target long-term incentive award opportunities which are competitive with comparable companies,
(iii) assure that the awards issued pursuant to the Plan reflect the cyclical and long-term nature of the paper industry, (iv) enable senior executives to acquire appropriate levels of equity interest in the Company in order to increase the alignment of their interests with those of shareholders and (v) otherwise strengthen the mutuality of interests between key employees and the Company's shareholders.

     In 1995, the Company adopted a long-term incentive program, developed at the direction of the Compensation Committee by an executive compensation consulting firm, under which stock options and/or performance shares are granted annually to key employees. The value of such awards is based upon the value of awards granted to positions of similar scope and responsibility within comparable companies. Stock options have an exercise price equal to the fair market value of the Company's Common Stock at the time of the grant and generally become exercisable in 25% increments on January 1 of the next four years. Contingent awards of performance shares are generally made on the first day of the four-year performance period. At the end of the four-year performance period, the number of shares earned is based upon the level of achievement of two factors: return on average shareholders' equity and pre-tax earnings growth for the four-year performance period. If the threshold return on average shareholders' equity is not attained, no shares are earned. Above the threshold goals, the contingent award is reduced if the target goals are not met and such contingent award is supplemented if the target goals are exceeded. Payouts of earned performance shares are made in Common Stock of the Company at the end of the four-year performance period. The primary factor considered by the Compensation Committee in setting the amounts of options and performance shares granted in 1997 were the amounts granted to officers in positions of similar responsibility by comparable companies.

     CEO Compensation. Mr. Norris' salary was increased by 5% effective January 1, 1997. In granting this increase, the Committee considered Mr. Norris' leadership of the Company during 1996, which was a difficult year for the industry, when the Company's financial results exceeded its peer group on a relative basis. The Committee also considered that Mr. Norris' base salary is below the midpoint for his salary grade.

     Mr. Norris' annual incentive bonus award for 1997 reflected the fact that the financial performance of the Company's Corporate profit center for 1997 was halfway between the minimum and the target financial objectives established by the Compensation Committee for 1997.

     The Committee also granted Mr. Norris nonqualified stock options effective January 1, 1997. The value of such options is comparable with the value of options granted to chief executive officers of comparable companies. The Committee believes that this form of stock compensation more closely aligns Mr. Norris' interests with those of the shareholders of the Company.

                                            P. R. Roedel
                                            N. DeBenedictis
                                            R. S. Hillas
                                            R. W. Kelso
                                            R. L. Smoot

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total return on the Company's Common Stock during the five years ended December 31, 1997 with the cumulative total return on the S&P 500 Composite Index and the Dow Jones Paper Products Industry Group. The comparison assumes $100 was invested on December 31, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1997

        MEASUREMENT PERIOD           P.H. GLATFELTER                         DOW JONES PAPER
      (FISCAL YEAR COVERED)              COMPANY             S&P 500            PRODUCTS
1992                                     100.00              100.00              100.00
1993                                     108.40              110.08              107.86
1994                                      94.19              111.53              120.13
1995                                     108.07              153.45              137.26
1996                                     118.14              188.68              144.98
1997                                     127.20              250.99              157.31

CERTAIN TRANSACTIONS

     R. L. Smoot, a director of the Company, is President and Chief Executive Officer of PNC Bank, National Association, Philadelphia/South Jersey markets. PNC Bank, National Association ("PNC Bank"), an indirect subsidiary of PNC Bank Corp., has a banking relationship with the Company and provides general banking services and credit facilities. On February 18, 1997, the Company obtained a $75,000,000 line of credit with PNC Bank. This line of credit, combined with an already existing $45,000,000 line of credit, allowed the Company to borrow $116,000,000, $115,000,000 of which was repaid on the same day. The Company paid a $10,945 fee for this intraday loan. The Company paid $159 in interest in 1997 on the remaining $1,000,000 loan. As of December 31, 1997, the Company had a $25,000,000 line of credit with PNC Bank. In addition, PNC Bank is one of seven lending institutions under a $200,000,000 Credit Agreement dated December 22, 1997, which was used to finance the Company's acquisition of the Schoeller & Hoesch specialty paper business. PNC Bank's committed share of this credit facility is $31,250,000. As of December 31, 1997, the Company's borrowing under the Credit Agreement was approximately $48,665,000; PNC Bank's portion of this loan was approximately $7,604,000. All transactions between the Company and PNC Bank have been made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth as of February 25, 1998 (except as otherwise noted) the holdings of (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock of the Company, (ii) each director and certain executive officers and (iii) all directors and executive officers of the Company as a group. All stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person.

                                                             AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP
                                                              (NUMBER OF SHARES)           PERCENTAGE
                                                       --------------------------------     OF CLASS
                                                                       VOTING AND/OR       (IF GREATER
                        NAME                           DIRECT(1)    INVESTMENT POWER(2)     THAN 1%)
                        ----                           ---------    -------------------    -----------
Principal Holders
  PNC Bank Corp......................................         0         16,564,947(3)         39.3%
     Fifth Ave. & Wood St.
     Pittsburgh, Pa.
  P. H. Glatfelter Family Shareholders' Voting                0         13,595,881(4)         32.2%
     Trust...........................................
     c/o PNC Bank
     1600 Market Street
     Philadelphia, Pa.
  G. H. Glatfelter...................................         0          3,784,319(5)          9.0%
     Spring Grove, Pa.

Directors and certain officers (other than those
  listed above)
  R. E. Chappell.....................................         0              2,000              --
  N. DeBenedictis....................................     2,000              1,000              --
  G. H. Glatfelter II................................         0             59,252(6)           --
  R. S. Hillas.......................................         0             16,000              --
  M. A. Johnson II...................................    10,544              1,536              --
  R. W. Kelso........................................         0                  0              --
  E. J. Gillis.......................................    12,193             40,804(7)           --
  J. F. Myers........................................    39,886             79,588(8)           --
  R. P. Newcomer.....................................     3,174             53,232(9)           --
  T. C. Norris.......................................    95,923            151,312(10)          --
  P. R. Roedel.......................................       200                  0              --
  J. M. Sanzo........................................       500                  0              --
  R. L. Smoot........................................       500                  0              --
  All directors and executive officers as a group....   172,432          4,324,604(11)        10.6%

---------------
 (1) Reported in this column are shares held of record.

 (2) Does not include shares reported in Direct ownership column. For purposes of the table, shares of Common Stock are considered beneficially owned by a person if such person has or shares voting or investment power with respect to such stock. As a result, the same security may be beneficially owned by more than one person and, accordingly, in some cases, the same shares are listed opposite more than one name in the table. Also includes, in some cases, shares beneficially held by wives or minor children, as to which beneficial ownership is disclaimed.

 (3) Consists of 10,372,570 shares as to which PNC Bank Corp. has sole voting power; 6,092,511 shares as to which PNC Bank Corp. has shared voting power; 9,719,815 shares as to which PNC Bank Corp. has sole investment power; and 6,304,255 shares as to which PNC Bank Corp. has shared investment power. The amounts specified for shared voting power and shared investment power both include 89,348 shares held by PNC Bank as co-trustee with G. H. Glatfelter. In addition, 13,595,881 shares of the total amount of shares beneficially held by PNC Bank Corp. are deposited in the Voting Trust (see footnotes (4) and (7)). All shares beneficially held by PNC Bank Corp., are also considered to be beneficially held by its subsidiary, PNC Bancorp, Inc., and by PNC Bank, a subsidiary of PNC Bancorp, Inc. All of the above share amounts are as of December 31, 1997.

 (4) Consists of shares beneficially owned as of December 31, 1997 by certain descendants of Philip H. Glatfelter or the spouses of such descendants, including shares beneficially owned by G. H. Glatfelter and G. H. Glatfelter II, which were deposited in the P. H. Glatfelter Family Shareholders' Voting Trust dated July 1, 1993 (the "Voting Trust"). Shares deposited in the Voting Trust may be withdrawn subject to certain conditions. Co-trustees for the Voting Trust are William M. Eyster II, Katherine G. Costello, Patricia G. Foulkrod, Phillip H. Glatfelter IV, H. Clinton Vaughan and PNC Bank. Co-trustees (other than PNC Bank) each represent a family group. The shares deposited in the Voting Trust may be voted only in accordance with a majority of votes cast by the co-trustees pursuant to a weighted formula in which (i) each co-trustee (other than PNC
     Bank) is entitled to cast such number of votes as is equal to the number of shares deposited in the Voting Trust in which members of his or her family group have an interest and (ii) PNC Bank is entitled to cast such number of votes as is equal to the number of shares deposited in the Voting Trust in which any fiduciary trust of which PNC Bank is a trustee and which is for the benefit of one or more Glatfelter family members has an interest. The co-trustees have no dispositive power with regard to the shares deposited in the Voting Trust. The Voting Trust will continue until it is terminated by the co-trustees or all of the shares deposited in the Voting Trust are withdrawn. The address for each of the co-trustees is c/o PNC Bank, 1600 Market Street, Philadelphia, Pa.

 (5) Includes 89,348 shares held as co-trustee with PNC Bank, 905,577 shares (of which 4,416 shares are also included in the number of shares which he holds as co-trustee) which G. H. Glatfelter has the right to withdraw from certain trusts of which PNC Bank is trustee and 2,793,810 shares which G.
     H. Glatfelter has the right, on certain conditions, to purchase from certain trusts of which PNC Bank is trustee. All shares beneficially owned by G. H. Glatfelter are deposited in the Voting Trust (see footnote (4)).

 (6) Includes 46,642 shares subject to the currently exercisable portions of options. Of the shares beneficially owned by G. H. Glatfelter II, 11,580 are subject to the Voting Trust (see footnote (4)).

 (7) Includes 38,177 shares subject to the currently exercisable portions of options.

 (8) Includes 45,421 shares subject to the currently exercisable portions of options.

 (9) Includes 48,630 shares subject to the currently exercisable portions of options.

(10) Includes 145,000 shares subject to the currently exercisable portions of options.

(11) Includes 449,212 shares subject to the currently exercisable portions of options.

     G. H. Glatfelter, the Voting Trust, PNC Bank Corp., PNC Bancorp, Inc., and PNC Bank may be deemed to be "control persons" of the Company for purposes of the proxy rules and regulations of the Securities and Exchange Commission.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     On December 3, 1996, Mr. Smoot purchased 300 shares of Common Stock but did not report the purchase until March 13, 1997.

                             SHAREHOLDER PROPOSALS

     The Company has been notified that shareholders intend to present the two proposals set forth below for consideration at the Annual Meeting. The Securities and Exchange Commission has adopted regulations that govern the inclusion of such proposals in the Board of Directors' annual meeting proxy materials.

     If any shareholder wishes to present a proposal to the 1999 annual meeting of shareholders, such proposal must be submitted to the Secretary of the Company no later than November 13, 1998 if the proposal is to be considered by the Board of Directors for inclusion in its proxy materials for that meeting.

     Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of the following shareholder proposals, but will not be counted as votes cast. Broker non-votes (i.e., shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes of the shareholder proposals and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the vote on the shareholder proposals.

     THE FOLLOWING PROPOSALS HAVE BEEN CAREFULLY CONSIDERED BY THE BOARD OF DIRECTORS, WHICH CONCLUDED THAT THEIR ADOPTION WOULD NOT BE IN THE BEST INTERESTS OF THE COMPANY OR ITS SHAREHOLDERS. FOR THE REASONS STATED AFTER EACH PROPOSAL AND ITS SUPPORTING STATEMENT, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST EACH PROPOSAL.

SHAREHOLDER PROPOSAL NUMBER 1 -- ELIMINATE CLASSIFIED BOARD OF DIRECTORS

     Mr. Charles Miller, having an office address at 23 Park Circle, Great Neck, New York 11024, beneficial owner of 250 shares of Common Stock, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:

     "RESOLVED, that the shareholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.

  "SUPPORTING STATEMENT

     "The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its shareholders.

     "I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to shareholders.

     "The elimination of the Company's classified Board would require each new director to stand for election annually and allow shareholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to insure that the Company will be managed in a manner that is in the best interests of the shareholders.

     "I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders, are unfounded. In my view, in the unlikely event that shareholders vote to replace all directors, this decision would express shareholder dissatisfaction with the incumbent directors and reflect the need for change.

     "I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"

  RESPONSE OF BOARD OF DIRECTORS

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.

     The Company's Board of Directors is divided into three classes, serving staggered three-year terms. The Board is confident that the election of Directors by classes is in the best interests of the Company and its shareholders and should not be changed.

     The Board believes that the election of Directors by classes assures continuity and stability of the Company's management and policies, since a majority of the Directors at any given time have prior experience as Directors of the Company. A classified Board also allows the Company to implement a long-term strategy and to focus on long-term performance, while permitting a more orderly process for a change in the composition of the Board and for the consideration by the Directors of policies and strategies for the enhancement of shareholder value.

     When Directors are elected by classes, a change in the composition of a majority of the Board normally requires at least two shareholder meetings, instead of one. Therefore, the Board believes that the election of Directors by classes reduces the vulnerability of the Company to certain potentially abusive takeover tactics and encourages potential acquirors to initiate such an action through arm's length negotiations with both management and experienced Directors. Thus, a classified Board does not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, positions the incumbent Board to act to maximize the value of an acquisition to all shareholders.

     Finally, the Board believes that Directors elected for staggered terms are not any less accountable to shareholders than they would be if elected annually. Shareholders have the ability to propose and elect alternate nominees for the class of directors to be elected each year, and thus to influence the Board's composition.

     Even if this proposal is approved by the shareholders, it will merely represent an expression of the wishes of the shareholders and will not be binding on the Board of Directors. The Board of Directors would still be required to determine whether a change in the present system of electing directors is in the best interests of the Company and could decide, in the exercise of its business judgment, to retain the existing classified Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.

SHAREHOLDER PROPOSAL NUMBER 2 -- MAXIMIZE VALUE

     Mr. William Steiner, having an office address at William Steiner Investments, 4 Radcliff Drive, Great Neck, New York 11024, beneficial owner of 1,250 shares of Common Stock, has proposed the adoption of the following resolution and has furnished the following statement in support of his proposal:

     "Resolved that the shareholders of P. H. Glatfelter Company Corporation urge the P. H. Glatfelter Company Board of Directors to arrange for the prompt sale of P. H. Glatfelter Company to the highest bidder.

     "The purpose of the Maximize Value Resolution is to give all P. H. Glatfelter Company shareholders the opportunity to send a message to the P. H. Glatfelter Company Board that they support the prompt sale of P. H. Glatfelter Company to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the financial performance of the Company over many years and the drastic action that should be taken. Even if it is approved by the majority of the P. H. Glatfelter Company shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the P. H. Glatfelter Company Board. The proponent, however, believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution.

     "The prompt auction of P. H. Glatfelter Company should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

     "The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the Company's shareholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

     "I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"

  RESPONSE OF THE BOARD OF DIRECTORS

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS.

     The Board of Directors and management believe that an appropriate indicator of the Company's achievement in providing value to its shareholders is return on shareholders' equity over the long term. Over the ten years ended December 31, 1997 the average annual return on shareholders' equity for the Company was 16.8% (before unusual and extraordinary charges to earnings). This compares to the average annual return on shareholders' equity for such period for the United States based companies in the Dow Jones Paper Products Industry Group of 7.7%. From time to time it has been difficult to maintain this level of return on shareholders' equity in the short-term due to the cyclical nature of the Company's business and the associated pressure on industry pricing. As a result, the Company's long-term strategy has been to increase its emphasis on the less cyclical and higher margin specialty papers, as opposed to commodity papers. The Board of Directors believes this strategy is to the benefit of its shareholders.

     In the more than ten years that have elapsed since the Company's acquisition of the Ecusta Division, the Company has been aggressively searching for additional acquisitions in the technically engineered specialty paper markets. Finding appropriate acquisition candidates has not been an easy task, notwithstanding the help of many qualified professionals. In the meantime, the Company has grown internally in the production and sale of specialty papers and has continued to focus on its other core markets, book publishing and envelope papers. It has also maintained its stock repurchase program, which has provided increased value to its shareholders.

     In November 1997, the Company announced that it had executed a definitive agreement to acquire the specialty paper business of the Schoeller & Hoesch group ("S&H"), a German company. The acquisition was completed on January 2, 1998. The Board of Directors is enthusiastic about the prospects for S&H. It is a quality business, run by an experienced management team, that produces a variety of specialty papers with a significant share of the worldwide tea bag paper market and the European tobacco paper market.

     In view of the future prospects for the Company, the Board of Directors believes that this is not the appropriate time to undertake the sale of the Company. A sale at this time would foreclose the full opportunity currently available to the Company for enhancement of shareholder value through its present operations, including the S&H business. The Board continues to take seriously its fiduciary obligation to act in the best interests of the Company and its various constituencies, including its shareholders. As the Board regularly evaluates the strategic direction of the Company, it will continue to consider all practicable options for enhancing return on shareholders' equity over the long-term.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.

                                 OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is presented to the Meeting which under applicable proxy regulations need not be included in this proxy statement or which the Board of Directors did not know would be presented a reasonable time before this solicitation, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

                                            R. S. Wood signature
                                            R. S. WOOD,
                                            Secretary

March 13, 1998

                                     (LOGO)
                           Printed on Ecusta Nyalite
                   Manufactured by the Ecusta Division of the
                            P. H. Glatfelter Company

PROXY

                            P.H. GLATFELTER COMPANY
                           SPRING GROVE, PENNSYLVANIA
                          ---------------------------
                        PROXY SOLICITED ON BEHALF OF THE
            BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING
                   OF SHAREHOLDERS TO BE HELD APRIL 22, 1998

     The undersigned shareholder of P.H. Glatfelter Company hereby appoints Nicholas DeBenedictis, Robert E. Chappell and M.A. Johnson II and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the Company's principal office, Spring Grove, Pennsylvania, on Wednesday, April 22, 1998, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

     IT IS AGREED THAT UNLESS OTHERWISE MARKED ON THE OTHER SIDE SAID ATTORNEYS AND PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS AND THAT AS TO THE OTHER PROPOSALS WHICH ARE DESCRIBED IN THE PROXY STATEMENT, SAID ATTORNEYS AND PROXIES SHALL VOTE AS DIRECTED, OR IN THE ABSENCE OF SUCH DIRECTIONS, AGAINST SUCH PROPOSALS.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE)

                  (Continued and to be signed on reverse side)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                            P.H. GLATFELTER COMPANY

                                 APRIL 22, 1998

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                  VOTE FOR ALL
                NOMINEES LISTED              VOTE
              AT RIGHT, EXCEPT AS          WITHHELD
                INDICATED BELOW       (FOR ALL NOMINEES)
1. ELECTION OF
   DIRECTORS:         [ ]                    [ ]

NOMINEES: TERM EXPIRING IN 2001:
            ROGER S. HILLAS
            PAUL R. ROEDEL
            JOHN M. SANZO

The Board of Directors Recommends voting "FOR" the nominees.

To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

----------------------------------

The Board of Directors Recommends voting "AGAINST" the following proposals.

2. Approval of shareholder's proposal requesting that the Board of Directors be declassified (all Directors elected annually).

          FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

3. Approval of shareholder's proposal urging the Board of Directors to arrange for the sale of the Company.

          FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature: ______________________________ Date:_____________________

Signature: ______________________________ Date: ____________________
                 [IF HELD JOINTLY]

NOTE: SIGNATURE SHOULD BE THE SAME AS THE NAME PRINTED ABOVE. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS, AND OFFICERS OF CORPORATIONS SHOULD ADD THEIR TITLE WHEN SIGNING.